Exhibit 10.8
Transform Pack International, Inc.
Form 10-KSB 2001
File No. 000-31727

        TILIA / TRANSFORM PACK EXCLUSIVE SUPPLY AGREEMENT

This    TILIA-TRANSFORM   PACK   EXCLUSIVE    SUPPLY    AGREEMENT
("Agreement")  is  entered into as of April 1,  2001  ("Effective
Date") by and between the Parties,

       Tilia   International,  Inc.  ("Tilia"),  a  Cook   Island
corporation, having a place of business at 568 Howard Street, San
Francisco, California, USA, 94105

                               And

       Transform   Pack  Inc.  ("Transform  Pack"),  a   Canadian
corporation having a place of business at 310 Baig Boulevard, Moncton, New Brunswick, Canada EIE IC8,

And the parties agree as follows:

                            ARTICLE I

                           BACKGROUND

1.1 Tilia is engaged in the business of developing vacuum technology for food preservation ("Vacuum Technology").

1.2 Tilia desires to engage the services of Transform Pack as a manufacturer of spice films ("Spice Films").

1.3   Transform  Pack  desires to provide the manufactured  Spice
Films to Tilia.

                            ARTICLE 2

                           DEFINITIONS

2.1    "Information"   means  formulas,   materials,   protocols,
drawings, specifications, samples, models, processes, procedures, instructions, technology, data, reports, and all other technical or commercial information, data and documents.

2.2 "Confidential Information" means all Information disclosed to one Party by the other Party relating to Vacuum Technology and/or Spice Film Manufacture, as well as any other matter relating to the business of Tilia, provided the material is clearly marked "Confidential."

2.3  "Territory" means worldwide.

2.4   "Field of Use" means the worldwide retail sales of finished
Spice Films in a retail package.

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2.5  "Spices" means spices and spice blends as specified by Tilia and agreed to by Transform Pack and purchased by Transform Pack from third party suppliers as specified by Tilia for use by Transform Pack in fulfilling Transform Pack's obligations under this Agreement.

2.6 "Packaging Film" shall mean custom pre-printed plastic film or other custom packaging material as specified by Tilia that complies with the specifications and requirements of Transform
Pack.

2.7 "Spice Films" means the product using Transform Pack's technology in meeting the specifications of both Tilia and Transform Pack, which technology, includes but not limited to, Transform Pack's latest modifications, improvements and technology, and all of Transform Pack's related technology, including, but not limited to, technology relating to the affixing of the Spices to films and packaged ready for sale and/or distribution by Tilia or its designee to the Field of Use.

2.8 "Spice Film Application Process" means all work conducted by Transform Pack for Tilia under this Agreement using Transform Pack's technology, including but not limited to Transform Pack's latest application, modifications, improvements and other technology to manufacture Spice Films.

                            ARTICLE 3

           SCOPE OF WORK AND EXCLUSIVE GRANT TO TILIA

3.1 The exclusive rights and services provided by Transform Pack for Tilia for the Field of Use include (1) the use of the Spice Film Application Process to facilitate the purchase of finished Spice Film for the purpose of resale and marketing and (2) any other services related to the business of Tilia, as requested by Tilia and agreed to by Transform Pack.

3.2 Transform Pack hereby grants to Tilia the exclusive right to sell, offer to sell, use and distribute Spice Films in the Field of Use for the Territory. During the period that this Agreement is exclusive, Transform Pack shall not sell, offer to sell, use, or distribute, or allow third parties to do the same using Transform Pack technology, any product in the Field of Use that includes a spice or spices or Spices affixed to a film or other flat carrier material.

3.3 Transform Pack shall maintain reasonable records concerning the performance of this Agreement as directed by Tilia from time to time and in accordance with industry standards.

3.4 Upon written agreement by the Parties, Transform Pack may produce Spice Films for others for the Field of Use upon payment of a royalty or license fee, or both, to be paid to Tilia at a rate and period agreed to by the Parties. Tilia may provide such a written agreement at its sole discretion.

                            ARTICLE 4

                          COMPENSATION

4.1 (a) For the exclusive rights granted by Transform Pack to Tilia under this Agreement, Tilia will compensate Transform Pack in accordance with this Agreement and/or any other agreed price formula agreed to between the parties in accordance with purchase orders placed by Tilia with Transform Pack from time to time.

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     (b)   The  Tilia  purchase order will  show  the  price  and
     quantity required and the production of the Spice Films shall be in accordance with any agreed to time-table that shall be subject to quality control standards and other specifications acceptable to both parties.

4.2 In exchange for the exclusive rights granted to Tilia hereunder, Tilia shall purchase Spice Films from Transform Pack in an amount at or in excess of an Annual Minimum, the Annual Minimum being one and three-quarter million dollars ($1.75 million) in Year 1, three and one-half million dollars ($3.50 million) in Year 2, and five and one-half million dollars ($5.50 million) in Year 3. The Annual Minimum requirement shall commence with the date of receipt of the first order of Spice Films by Tilia. Accordingly the First Annual Year Period shall extend for one year from said first date of receipt by Tilia of the first order of Spice Films. Subsequent Annual Year Periods shall extend from the expiration of the prior one-year Annual Period.

4.3 In the event that Tilia does not meet the Annual Minimum in any Annual Year Period, Tilia may maintain its exclusive rights hereunder upon making a cash payment of twenty-five percent (25%) of the difference outstanding between the amount purchased by Tilia in the Annual Year Period and the Annual Minimum for that year.

4.4 Stand By Letter of Credit: In order to assist Transform Pack in the advance purchase of Spices and Packaging Film, Tilia will establish a Standby Letter of Credit to be used by Transform Pack in obtaining its own loan to purchase advance quantities of custom Spices and Packaging Film.

                            ARTICLE 5

                    PRODUCTION OF SPICE FILMS

5.1  Lead Time. 60-day lead time required on all orders, up to  5 million - 6" x 8" sheets per month.

5.2 Technology. Transform Pack shall offer to Tilia the use of Transform Pack technology, including any developments, and later modifications and improvements available for making the Spices Films. By way of example, Transform Pack is presently developing a dissolvable film for use with the Spice Film and this newest technology shall be made available to Tilia through the Spice Film Application Process in the event that such process becomes commercial viable.

5.3 Inventory Insurance. Transform Pack shall purchase insurance against loss for any inventory purchase by Transform Pack for work under this Agreement.

5.4 Product Liability Insurance. Transform Pack shall maintain a product liability insurance policy naming both Transform Pack and Tilia as insureds. The insurance policy shall be in an amount sufficient to meet any potential claim against either or both Transform Pack and Tilia, but not less than two million dollars per occurrence, and with a deductible that is reasonable for the Field of Use. The policy shall not be modified or cancelled by Transform Pack without notice to Tilia. Transform Pack shall make this and all other required insurance policies available for Tilia's inspection.

Notwithstanding the purchase of product liability insurance, it is understood that Transform Pack shall not be responsible for any errors or omissions with respect to (1) the identification of the contents on the Packaging Film or (2) errors in the Spice mix preparation, except for Packaging Film or Spice mix preparation which were furnished or specified at least in part by Transform Pack.

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                            ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES

6.1 Transform Pack represents and warrants that Transform Pack has the right to enter into this Agreement, to carry out its obligations under this Agreement.

6.2 Tilia represents and warrants that it has the right to enter into this Agreement, to carry out its obligations under this Agreement

6.3 Transform Pack represents and warrants that a responsible agent for Transform Pack has read this Agreement and understands the contents of this Agreement.

6.4 Tilia represents and warrants that a responsible agent of Tilia has read this Agreement and understands the contents of this Agreement.

6.5 Transform Pack represents and warrants that any process that it uses to manufacture the Spice Films does not infringe upon or misappropriate the intellectual property rights of any third party.

6.6 Product Warranties. Transform Pack represents and warrants to Tilia that all Spice Films supplied in connection with this Agreement shall be of merchantable quality, for the purpose intended by this Agreement and free from defects in material and workmanship and shall be manufactured and provided in accordance and conformity with the specifications and in compliance with this Agreement and the purchase order issued by Tilia. Transform Pack represents and warrants that it shall comply with all present and future statutes, laws, ordinances and regulations relating to the manufacture and supply of Spice Films provided hereunder, including, without limitation, those enforced by the United States Food and Drug Administration and International Standards Organization Rules 9,000 et seq.

                            ARTICLE 7

                      INTELLECTUAL PROPERTY

7.1 Transform Pack recognizes that trademarks used on or relative to the Spice Films are the property of Tilia or the supplier of the Spices. Transform Pack shall take all practical steps to ensure that the intellectual property in the trademarks remains vested in Tilia and any supplier.

                            ARTICLE 8

                    CONFIDENTIAL INFORMATION

8.1 The parties shall execute a Confidentiality Agreement as outlined in Schedule "A" hereto. The provisions of the
Confidentiality Agreement shall be binding on and also for the benefit any partner, joint venture or other form of joint business arrangement entered by Transform Pack, when notice of which is provided to Tilia in writing.

                            ARTICLE 9

                      TERM AND TERMINATION

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9.1   This Agreement shall continue for three (3) years from  the
Effective Date.

9.2 This Agreement may be extended by mutual written agreement of the Parties for any additional term agreed upon by the Parties.

9.3   Upon extension of the agreement, new Annual Minimums and/or
Compensation Rates may be set by mutual written agreement of the Parties.

9.4 Tilia, without prejudice to any (ight or remedy Tilia may have due to any failure of Transform Pack to perform Transform Pack's material obligations or due to a material breach by Transform Pack under this Agreement, may, at any time, with cause' terminate the performance of work under this Agreement, by providing sixty (60) days written notice to Transform Pack identifying the extent to which performance of the work is terminated, and the date upon which termination of work becomes effective; provided, however, that this Agreement shall not be terminated if the specified breach or default is remedied or cured within said sixty (60) days after notice of breach or default is provided. Termination shall take effect upon expiration of said sixty (60) day period.

9.5 Transform Pack, without prejudice to any right or remedy Transform Pack may have due to any failure of Tilia to perform Tilia's material obligations under this Agreement, may, at any time, with cause, terminate the performance of work or due to a material breach by Tilia under this Agreement by providing sixty
(60) days w(itten notice to Tilia of the date upon which termination of work is to become effective; provided, however, that this Agreement shall not be terminated if the specified breach or default is remedied or cured within said sixty (60) days after notice of breach or default is provided. Termination shall take effect upon expiration of said sixty (60) day period.

9.6 In the event of termination, each Party shall immediately discontinue use of the Confidential Information received from the other Party, and within thirty (30) days after termination, each Party shall provided to the other Party a certification that the originals and all copies of such Confidential Information, regardless of form, have been returned to the disclosing Party or else destroyed, except that, with written permission of the disclosing party, the receiving Party may retain one (1) copy for archival purposes.

9.7    Article   8   of  this  Agreement  entitled  "Confidential
Information" shall survive termination of this Agreement for any reason whatsoever.

9.8 This Agreement may be terminated after sixty (60) days by the solvent party if Transform Pack or Tilia becomes insolvent, files for bankruptcy or enters into receivership or dissolution, or assigns all its assets for the benefit of creditors, unless such event is cured in said sixty (60) day period.

9.9 Termination of this Agreement shall not release either Party from the payment of any sum then or thereafter owing to the other
Party.

                           ARTICLE 10

                       GENERAL PROVISIONS

10.1 Dispute Resolution. Disputes that arise between the Parties concerning implementation, interpretation, or enforcement of this Agreement shall first be discussed between senior executives of Tilia and Transform Pack, before any mediation, arbitration, or court proceeding is initiated.

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10.1.1     If  any  dispute  between  Tilia  and  Transform  Pack
concerning the implementation, interpretation or enforcement of this Agreement is not resolved by discussion or mediation, the Parties agree to binding arbitration in accordance with the then current commercial rules of the American Arbitration Association. The arbitration shall be held in San Francisco, California using
U.S.   and  California  law  without  use  of  conflict  of   law
principles. Any decision of the arbitrator can be enforced in a court of competent jurisdiction in San Francisco, California.

10.2 Notices. All communications relating to and notices required under this Agreement shall be directed as follows:

     10.2.1 Communications and Notices to Transform Pack shall be sent to:

                    Hans Meier
                    President
                    Transform Pack Inc.
                    P.O. Box 1354
                    Moncton, New Brunswick
                    Canada E I C 8T6

     10.2.2 Communications and Notices to Tilia shall be sent to:

                    Ross Heil
                    Vice President -Business Development
                    Tilia, Inc.
                    568 Howard Street -3rd Floor
                    San Francisco, California
                    USA94105

10.3 Integration. This Agreement contains the entire agreement of the Parties. All other promises, inducements, representations or agreements, other than as expressly set forth herein related to the subject matter hereof, whether written or oral, are expressly superseded hereby and are of no further force or effect.

10.4 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Tilia and Transform Pack and their successors, subsidiaries and assigns. Neither party may assign this Agreement without the written consent of the other, except to an entity that acquires the part of the business of the assigning Party relating to this Agreement.

10.5 Amendment. This Agreement cannot be altered, amended or modified in any respect, except by a writing duly signed by both
Parties.

10.6 Choice of Law. This Agreement shall be construed under, and interpreted in accordance with, the laws of the State of California without use of conflict of law provisions.

10.7 No Strict Construction. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

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10.   8       Execution.  This  Agreement  may  be  executed   in
counterparts by the Parties, each of which shall be deemed an original, and which together shall constitute one and the same instrument, having the same force and effect as if a single original had been executed by all the Parties.

10.9 Force Majeure. Neither Party shall be liable to the other Party for nonperformance or delay in performance of any of its obligations under this Agreement due to causes reasonably beyond its control, including fire, flood, strikes, labor troubles, or other industrial disturbances, unavoidable accidents, governmental regulations, riots, and insurrections. Upon the occurrence of such a force majeure conditions, the affected party shall immediately notify the other Party with as much detail as possible and shall promptly inform the other party of any further developments. Immediately after the cause, is removed, the affected Party shall perform such obligations with all due speed, unless the Agreement is previously terminated in accordance with
Article 9 Term and Termination above.

10.10 Process Consistency. Transform Pack shall refrain from making any major change in the Spice Film Application Process without first obtaining Tilia's written consent.

10.11 This Agreement is~ not intended to create any partnership, joint venture, or any relationship of principal and agent as between the Parties. Neither Transform Pack nor any agent or employee of Transform Pack shall represent itself to be an agent of, or in partnership with, Tilia for any purpose, nor shall either or both have any right or authority to bind Tilia in any respect or for any purpose.

10.12 Headings. The heading of Articles in this Agreement shall serve only reference purposes and for convenience and are not binding or intended to limit or expand the breadth of the provisions thereunder.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

                                   Transform Pack Inc.
Dated:   June 25, 2001           By: /s/ Hans Meier, President

                                   Tilia, Inc.
Dated:   July 11, 2001           By: /s/ Ross  Heil, Vice President

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